The Prudential Series Fund
For the fiscal period ended 12/31/05
File number 811-03623

SUB-ITEM 77D
Policies With Respect to Security Investment

The Prudential Series Fund, Inc.

Supplement dated June 6, 2005 to the
Statements of Additional Information (SAI) of the Funds listed below.

The Bank of New York (BNY), located at One Wall Street, New
York, New York 10286, will serve as custodian for each Fund's portfolio securities and cash, and in that capacity will maintain certain financial and accounting books and records pursuant to an agreement with the applicable Fund, beginning on the dates specified below. These effective dates may vary for any Fund if circumstances require.
Subcustodians will continue to provide custodial services for each Fund's foreign assets held outside the United
States.


Name of Fund                        Effective Date
SAI Date

Prudential's Gibraltar Fund         July 25, 2005
May 1, 2005

The Prudential Series Fund, Inc.
May 1, 2005
  Conservative Balanced Portfolio   July 25, 2005
  Diversified Bond Portfolio        July 25, 2005
  Flexible Managed Portfolio        July 25, 2005
  Global Portfolio                  July 25, 2005
  Government Income Portfolio       July 25, 2005
  High Yield Bond Portfolio         July 25, 2005
  Jennison 20/20 Focus Portfolio    July 25, 2005
  Jennison Portfolio                July 25, 2005
  Money Market Portfolio            September 12, 2005
  Natural Resources Portfolio       July 25, 2005
  Small Capitalization
  Stock Portfolio                   July 25, 2005
  Strategic Partners
  Aggressive Growth Asset
  Allocation Portfolio              September 12, 2005
  Strategic Partners Balanced
  Asset Allocation Portfolio        September 12, 2005
  Strategic Partners Conservative
  Asset Allocation Portfolio        September 12, 2005
  Strategic Partners Growth
  Asset Allocation Portfolio        September 12, 2005
  Prudential U.S.
  Emerging Growth Portfolio         July 25, 2005
  Stock Index Portfolio             July 25, 2005
  Value Portfolio                   July 25, 2005